===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Jameson Inns, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                              JAMESON INNS, INC.
                     8 Perimeter Center East, Suite 8050
                         Atlanta, Georgia 30346-1604


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held Saturday, June 30, 2001

                                  11:00 a.m.

                              Lakeview Pavilion
                              7000 Holiday Road
                      Lake Lanier Islands, Georgia, 35018

Matters to be voted on:

     1.  Election of one Class II director for a three-year term;

     2. Ratification of the appointment of Ernst & Young LLP as our independent auditor for 2001; and

     3. Any other business properly brought before the stockholders at the meeting.


                                By Order of the Board of Directors,


                                /s/ Steven A. Curlee
                                Steven A. Curlee, Secretary

May 25, 2001

                                PROXY STATEMENT

     Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. No postage is required if mailed in the United States. This proxy statement has information about the annual meeting and was prepared by our management for the Board of Directors. This proxy statement is first being sent to stockholders on or about May 25, 2001.

                                   CONTENTS

                                                                     Page
                                                                     ----
     General Information About Voting                                  1

     Proposal No. 1:  Election of Director                             2

     Proposal No. 2:  Appointment of Independent Auditor               5

     Principal Stockholders and Security Ownership of Management       6

     Executive Officers                                                7

     Executive Compensation                                            8

     Certain Relationships and Related Party Transactions             11

     Stockholder Proposals for 2002 Annual Meeting                    11

     Other Matters                                                    12

     Charter of the Audit Committee of the Board of Directors        A-1

                               JAMESON INNS, INC.
                      8 Perimeter Center East, Suite 8050
                          Atlanta, Georgia 30346-1604

                    PROXY STATEMENT FOR 2001 ANNUAL MEETING

                        GENERAL INFORMATION ABOUT VOTING


Who can vote?

     You can vote your shares of common stock if our records show that you owned the shares on April 27, 2001. A total of 11,658,018 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock.
We do not recognize cumulative voting for the election of our directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote "FOR" the nominee for director and "FOR" ratification of the appoint of the independent auditor and each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

     The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.

Can I change my vote after I return my proxy card?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. Attendance at the annual meeting will not, by itself, revoke your proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

     If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

     We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Broker nonvotes, meaning shares held in the name of a nominee where no voting instruction has been provided to the nominee, will also be counted as present to determine if a quorum exists. Under Georgia law, directors are elected by a plurality of votes cast. Our Bylaws provide that other proposals before stockholders will be approved if the number of votes cast for the action exceeds the number of votes opposing the action. Votes will be tabulated by an inspector of election appointed by our Board of Directors. Abstentions from voting, withheld votes and broker nonvotes will not be considered "votes cast" and will have no effect on the outcome of the election of directors or other proposals.

Who pays for this proxy solicitation?

     The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out-of-pocket expenses incurred while assisting us in soliciting your proxy.

                                 PROPOSAL ONE
                             Election Of Directors

     Our Amended and Restated Articles of Incorporation provide that the Board of Directors shall consist of not less than two nor more than 15 directors, as determined from time to time by board resolution. The number of directors is currently fixed at four. Our Board of Directors is divided into three classes. The terms of the classes are staggered so that, except with respect to directors appointed to fill vacancies created by an increase in the number of directors, only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the Class II director, currently filled by Mr. Michael E. Lawrence, will expire at the annual meeting. The accompanying proxy solicits your vote for one Class II director. The term of the Class II director elected at the 2001 annual meeting will expire at the annual meeting of stockholders to be held in 2004.

     At the annual meeting, we will nominate Mr. Michael E. Lawrence for re-election as a Class II director. The persons named as proxies in the accompanying proxy intend to vote for the election of Mr. Lawrence unless you instruct otherwise in the proxy. Should Mr. Lawrence become unable for any reason to stand for election as a director, it is intended that the persons named in the proxy will vote for the election of such other person as our Board of Directors may recommend. We know of no reason why Mr. Lawrence will be unavailable or unable to serve.

     We recommend a vote "FOR" the following nominee for director.

Nominee for Director

                                   Class II
                             (Term to Expire 2004)

     Michael E. Lawrence, 56, became a director in April 1994. Since March 1994, he has been a director of Sea Pines Associates, Inc., a publicly held corporation with approximately $50 million in annual revenues which owns and operates real estate and recreational properties on Hilton Head Island, South Carolina. Mr. Lawrence is president of Sea Pines Company, a subsidiary of Sea Pines Associates, Inc., where he has served as the chief financial officer since February 1990. Since that date he has also been vice president and chief financial officer of Sea Pines Real Estate Company and a director, vice president and chief financial officer of Sea Pines Country Club, Inc., both companies being subsidiaries of Sea Pines Associates, Inc. Prior to joining Sea Pines Associates, Inc., Mr. Lawrence was a management consultant with Ernst & Young from 1969 through 1989 and was a partner in that firm from 1982 through 1989. Mr. Lawrence also serves as a director of Atlantic Savings Bank. Mr. Lawrence is a certified public accountant with a B.S. degree from Washington & Lee University and an M.B.A. degree from Emory University.

Directors Continuing in Office

                                    Class I
                              (Term Expires 2003)

     Robert D. Hisrich, Ph. D., 56, became a director in October 1993. Dr. Hisrich has held the A. Malachi Mixon III Chair in Entrepreneurial Studies and has been a professor at the Weatherford School of Management, Case Western Reserve University, Cleveland, Ohio, since September 1993. From 1985 until his appointment at Case Western Reserve University, Dr. Hisrich held the Bovaird Chair of Entrepreneurial Studies and Private Enterprise and was a Professor of marketing and a Director of the Enterprise Development Center at The University of Tulsa, Tulsa, Oklahoma. In the spring of 1992, Dr. Hisrich was a Visiting Professor of Entrepreneurship Studies at the University of Limerick, Limerick, Ireland, and from 1990 through 1991, he was a Fulbright Professor and holder of the Alexander Hamilton Chair in Entrepreneurship at the Foundation for Small Enterprise Economic Development, Budapest, Hungary. In the spring of 1989, Dr. Hisrich was a Fulbright Professor at the International Management Center, Budapest, Hungary. In addition, since 1974 Dr. Hisrich has been director of H & B Associates, a marketing and management consulting firm and is a director of Xeta Corporation and Noteworthy

Corporation. He has also held a number of other academic positions and is widely published in the areas of marketing, management and entrepreneurship. Dr. Hisrich has a B.A. degree in English and science from DePauw University, an M.B.A. degree in marketing from the University of Cincinnati and a Ph.D. degree in business administration from the University of Cincinnati.

     Thomas J. O'Haren, 67, became a director in June 1997. Mr. O'Haren was employed for 30 years in sales and marketing for Cigna Financial Advisors, Inc., a company engaged in the insurance business. From May 1992 through September 1998, Mr. O'Haren served that company both as a regional vice president and as a consultant. Since October 1998, Mr. O'Haren has been the managing partner of Madison Financial, a financial planning marketing firm. He is active in the insurance industry, including serving as an adjunct professor of leadership at The American College, the degree-granting college of the insurance industry, as a member of The American College Leadership Institute and as chairman of the board of trustees of the GAMA Foundation, a research foundation for the insurance industry. Mr. O'Haren has a B.S. degree in finance from Pennsylvania State University, received his Chartered Life Underwriter designation in 1966 and his designation as a Chartered Financial Consultant in 1983.

                                   Class III
                              (Term Expires 2002)

     Thomas W. Kitchin, 59, is our Chief Executive Officer, a director and Chairman of the Board of Directors. He has been an officer and director of the Company since its incorporation in 1988. He served from 1977 until December 1986 as the President and Chairman of the Board of a public oil and gas company. Prior thereto, Mr. Kitchin was involved in the banking business for 16 years. Mr. Kitchin is a Director of the American Hotel and Lodging Association, the Georgia Hospitality and Travel Association, the Georgia State University Cecil
B. Day School of Hospitality Administration and the Association for Publicly Traded Companies. Mr. Kitchin is the father of Craig R. Kitchin, our President and Chief Financial Officer.

Compensation of Directors

     We pay each director other than Mr. Kitchin an annual fee of $10,000. Payment of the annual fee is not contingent upon attendance at board or committee meetings. We also pay $500 for each Board of Directors or board committee meeting attended and reimbursement of expenses incurred in attending board or committee meetings.

     Under our Director Stock Option Plan (the "1995 Director Plan"), each director who is not otherwise an employee of the Company or an employee of any of our subsidiaries or affiliates is granted an option to purchase 25,000 shares of common stock upon his initial election as director. Dr. Hisrich and Mr. Lawrence, who were elected or appointed as directors prior to the adoption in 1995 of the 1995 Director Plan, each received options to purchase 25,000 shares of common stock upon the adoption of the 1995 Director Plan in exchange for their surrender and the cancellation of stock options previously granted to each of them under the 1993 Jameson Stock Incentive Plan. Options granted under the 1995 Director Plan vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of common stock at the close of business on the last business day preceding the day of grant. The options granted to Dr. Hisrich and Mr. Lawrence have an exercise price of $7.25 per share. Mr. O'Haren received an option to purchase 25,000 shares of common stock on June 20, 1997, at an exercise price of $11.375.

     Under our Jameson Inns, Inc. 1997 Director Stock Option Plan (the "1997 Director Plan"), each of our directors who is serving as a director on the first business day following our annual meeting of stockholders and at such annual meeting was considered as a director who was continuing in office or was reelected as a director and is not otherwise an employee of the Company or an employee of any of our subsidiaries or affiliates is granted an option to purchase 5,000 shares of common stock as of the first business day following the annual meeting of our stockholders. Dr. Hisrich, Mr. Lawrence and Mr. O'Haren, who were elected or appointed as directors prior to the adoption in November 1997 of the 1997 Director Plan, each received an option to purchase 5,000 shares of common stock upon the adoption of the 1997 Director Plan. Options granted under the 1997 Director Plan vest immediately at the time of grant and have a per share exercise price equal to the fair market value of a share of common stock at the close of business on the last business day preceding the day of grant. The options granted to Dr. Hisrich, Mr. Lawrence and Mr. O'Haren in November 1997 under the 1997 Director Plan have an exercise price of $11.625 per share. On June 29, 1998, May 8, 1999, and June 19, 2000, each of these directors received under the 1997 Director Plan options to purchase 5,000 shares of common stock at exercise prices of $10.00, $9.00 and $7.00 per share, respectively.

Meetings and Committees of the Board of Directors

     During 2000, the Board of Directors held five meetings. In addition, the Board of Directors took action 14 times during 2000 by unanimous written consent. No director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period in which the respective director was a director during 2000, or (2) the total number of meetings held by all committees of the Board of Directors on which the respective director served. We have a standing Audit Committee and a Compensation Committee of the Board of Directors.

     The Audit Committee is composed of Dr. Hisrich and Mr. Lawrence. The Audit Committee, which met one time in 2000, annually considers the qualifications of our independent auditor and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee also reviews (a) any transactions between the Company and its officers, directors and principal stockholders, (b) the plans for and results of audits of the Company, and (c) the results of any internal audits, compliance with any of the Company's written policies and procedures and the adequacy of the Company's system of internal accounting controls.

     In 2000, the Compensation Committee was composed of Dr. Hisrich, Mr. Lawrence and Mr. O'Haren. During 2000, the Compensation Committee met one time. The Compensation Committee administers the Jameson 1993 Stock Incentive Plan and the Jameson 1996 Stock Incentive Plan and also reviews the determinations by Jameson Hospitality, LLC under the Cost Reimbursement Agreement (see "Certain Relationships and Related Party Transactions - Cost Reimbursement Agreement," below) as to the percentage of time each of our executive officers devoted to the Company's business during the relevant period.

     We do not have a standing Nominating Committee. Our Bylaws provide that nominations of candidates for election as directors may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote at the meeting at which directors are to be elected who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director to deliver notice of such nomination to our Secretary no later than the date on which stockholder proposals must be received by the Secretary for inclusion in the our proxy statement under the rules of the Securities and Exchange Commission. The notice must contain all information specified by the Board of Directors. If the chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, the nomination will be disregarded.


Report of the Audit Committee

     The Audit Committee of our Board of Directors is comprised of two directors who are not officers of the Company. Under currently applicable rules, all members are "independent" as defined under Rule 4200(a)(15) of the NASD listing standards. The Audit Committee reviews our financial reporting process on behalf of the Board of Directors and performs other functions listed in the Charter of the Audit Committee which is Attachment I to this proxy statement. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

     - reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with management;

     - discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

     - received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

     - based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC.


Report filed by:    Robert D. Hisrich, Ph. D    Michael E. Lawrence



                                 PROPOSAL TWO
                      Appointment Of Independent Auditor


     Subject to ratification by the stockholders, we have appointed the accounting firm of Ernst & Young LLP as our independent auditor to examine our financial statements for the fiscal year ending December 31, 2001. Ernst & Young LLP has been our independent auditor since 1988. A resolution to ratify their appointment will be presented at the annual meeting. A majority of the votes cast must vote in favor to ratify the appointment. If the stockholders do not ratify the appointment, we will reconsider our selection of Ernst & Young LLP.

     A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to answer questions.

     We recommend a vote "FOR" the ratification of the appointment of Ernst & Young LLP.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $111,945.

Financial Information Systems Design and Implementation Fees

     Ernst & Young LLP did not bill the Company any fees for financial systems design and implementation services rendered for the year ended December 31, 2000.

All Other Fees

     The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described above under "Audit Fees" for fiscal year ended December 31, 2000, were $17,900.

                          PRINCIPAL STOCKHOLDERS AND
                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of April 28, 2000, regarding (a) the ownership of the Company's common stock by all persons known by the Company to be beneficial owners of more than five percent of such stock, and (b) the ownership of the Company's common stock, 9.25% Series A Cumulative Preferred Stock, par value $1.00 per share ("Series A Preferred Stock"), and $1.70 Series S Cumulative Convertible Preferred Stock, par value $1.00 per share ("Series S Preferred Stock"), by (i) each director and nominee for director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iii) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                             Shares of                     Shares of
                                                             Series A                      Series S
                                 Shares of                   Preferred                     Preferred
                               Common Stock                    Stock                         Stock
Name of Owner or               Beneficially   Percentage   Beneficially   Percentage     Beneficially   Percentage
Identity of Group                Owned (1)     of Class      Owned (1)     of Class        Owned (1)     of Class
-----------------             --------------  ----------   ------------   ----------     ------------   ----------
Thomas W. Kitchin (2)             773,129         6.56%        72,727         5.71%            --           --
   8 Perimeter Center East,
   Suite 8050
   Atlanta, Georgia
   30346-1604

Robert D. Hisrich (3)              40,900            *             --           --             --           --

Michael E. Lawrence (3)            40,500            *            100            *             --           --

Thomas J. O'Haren (3)              76,396            *             --           --             --           --

All directors and executive     1,344,948        11.18%        72,827            *             --           --
   Officers as a group
   (8 persons) (4)

_______

* Less than one percent (1%)
1) The total number includes shares issued and outstanding as of April 27, 2001, plus shares which the owner shown above has the right to acquire within 60 days after April 27, 2001. For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after April 27, 2000, pursuant to the exercise of outstanding stock options.

(2) Includes 46,938 shares owned by Kitchin Children's Trust, the beneficiaries of which are members of the family of Mr. Kitchin and of which Mr. Kitchin serves as trustee, 105,000 shares issuable upon the exercise of currently vested stock options, 168,459 shares of restricted common stock and 21,000 shares owned jointly with Mr. Kitchin's spouse.

(3) Includes 40,000 shares issuable upon the exercise of currently vested stock options.

(4) Includes 336,067 shares issuable upon the exercise of currently vested stock options and 346,207 shares of restricted common stock.

                              EXECUTIVE OFFICERS

     The executive officers of the Company are:

     Name                    Position
     ----                    --------

     Thomas W. Kitchin       Chief Executive Officer, Director, Chairman of the
                             Board of Directors

     Craig R. Kitchin        President, Chief Financial Officer

     William D. Walker       Vice President - Development

     Steven A. Curlee        Vice President - Legal, General Counsel, Secretary

     Martin D. Brew          Treasurer, Corporate Controller

     Set forth below is certain information concerning our executive officers except for Mr. Thomas W. Kitchin. Information concerning Mr. Kitchin is set forth above under the heading "Proposal One - Election of Directors - Directors Continuing in Office."

     Craig R. Kitchin, 33, became Chief Financial Officer of the Company in February 1994, Vice President-Finance in September 1997 and President in November 1998. He joined the Company as its Controller and Treasurer on June 15, 1992, upon receiving his M.B.A degree from the University of Chicago with concentrations in accounting and finance. Before attending the University of Chicago, he was a financial analyst with FMC Corporation in Santa Clara, California, from 1989 to 1990, where his primary responsibilities included budgeting and forecasting overhead expenses. Mr. Kitchin graduated from Santa Clara University with a degree in finance in 1989. Craig Kitchin is the son of Thomas W. Kitchin, the Chief Executive Officer of the Company.


     William D. Walker, 47, is Vice President-Development of the Company. He has been an officer of the Company since its inception in 1988 and served as a director from 1988 through October 29, 1993. Prior to joining the Company, he worked in various financial management positions for 12 years. Mr. Walker received a B.B.A. degree in finance from Texas Tech University in 1975.

     Steven A. Curlee, 49, became General Counsel and Secretary of the Company in January 1993 and Vice President-Legal in September 1997. From April 1985 to July 1992, he was general counsel for a public oil and gas company in Tulsa, Oklahoma primarily involved in the formation of large public limited partnerships for the acquisition of producing oil and gas properties for investors. Prior thereto, he was engaged in the private practice of law in Tulsa, Oklahoma for five years. From 1976 to 1980, Mr. Curlee served on active duty in the U.S. Navy as a Judge Advocate. He continues to serve in the Navy Reserves, having attained the rank of Commander. Mr. Curlee received a B.A. degree in political science and his J.D. from the University of Arkansas. He received a Masters of Law in Taxation degree from Georgetown University. Mr. Curlee is admitted to practice law in Arkansas, the District of Columbia, Oklahoma, Texas and Georgia.

     Martin D. Brew, 40, has been an officer of Jameson Hospitality and the Company since we acquired Signature Inns, Inc. in May 1999. Prior to joining Jameson Hospitality, he was employed by Signature Inns for 13 years, first as controller and later as treasurer. Mr. Brew was also employed by KPMG LLP prior to his employment with Signature Inns. Mr. Brew has a B. S. degree in business from Indiana University and is a certified public accountant.

Section 16(a) Beneficial Ownership Reporting Compliance.

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission or the SEC and to furnish us with a copy of each of these reports. SEC regulations impose specific due dates for these reports, and we are required to disclose in this proxy statement any failure to file by these dates during fiscal 2000.

     To our knowledge, based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2000, all Section 16(a) filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with.



                            EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of Thomas W. Kitchin, our Chief Executive Officer, for services in all capacities to the Company during the fiscal years ended December 31, 1998, 1999 and 2000. No other executive officer of the Company had an annual salary and bonus in excess of $100,000 during any such year. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

                          Summary Compensation Table

                                        Annual Compensation                   Long-Term Compensation Awards
                                   ------------------------------  ----------------------------------------------------

            Name and                                                       Restricted           Securities Underlying
       Principal Position             Year       Salary ($) (1)         Stock Awards ($)             Options (#)
       ------------------             ---        --------------         ----------------             -----------
Thomas W. Kitchin, Chairman and       2000          111,749                700,000 (2)                    --
Chief Executive Officer               1999           40,636                     --                        --
                                      1998           25,113                100,000 (2)                    --

_______________

(1) Mr. Kitchin holds positions with Jameson Hospitality, LLC ("Jameson Hospitality"), as well as with the Company, and receives compensation from such entity. The amount set forth in the table represents an allocation to the Company by Jameson Hospitality of Mr. Kitchin's total compensation from both entities (and their predecessors) based on the estimated time spent by Mr. Kitchin related to the Company. Compensation which Mr. Kitchin receives from Jameson Hospitality is not reported in the table. See "Certain Relationships and Related Party Transactions - Cost Reimbursement Agreement."

(2) Represents the closing price of shares of common stock on the Nasdaq National Market on the date of grant for 10,959 shares of restricted common stock granted in 1998 and 100,000 shares of restricted common stock granted in 2000 under the Jameson 1996 Stock Incentive Plan. Such shares vest 10 years after the date of grant, assuming continuous employment with the Company through the date of vesting.

                     Option Exercises in Last Fiscal Year;
                  Aggregate Fiscal Year-End Values of Options

     The named executive officer did not exercise any options during 2000. The following table sets forth the values as of December 31, 2000, of all options held by the named executive officer during 2000.

                              Number of Unexercised              Value of Unexercised in-the-money
 Name                       Options at Fiscal Year-End              Options at Fiscal Year-End
 ----                       --------------------------

                         Exercisable          Unexercisable       Exercisable      Unexercisable
                         -----------          -------------       -----------      -------------

 Thomas W. Kitchin         120,000                30,000               $0                $0


Employment Agreement

     On July 27, 2000, the Company entered into an employment agreement with Thomas W. Kitchin effective as of May 1, 2000. Subject to early termination provisions, the employment agreement is for a two-year term and is subject to automatic one-year renewal periods unless the Company elects otherwise. The employment agreement provides that Mr. Kitchin's base salary payable by the Company for the first year is $338,632.00 multiplied by the percentage that the time Mr. Kitchin devotes to the business of the Company bears to the time Mr. Kitchin devotes to the business and affairs of the Company, the various Inns owned by the Company, the company that manages the Inns and the development company or companies that develop new Inns. Mr. Kitchin is also eligible under the employment agreement to participate in Company incentive, profit sharing, savings, retirement and welfare benefit plans, and is entitled to expense reimbursement and other fringe benefits.

     If Mr. Kitchin's employment is terminated by the Company without cause or by Mr. Kitchin for good reason, Mr. Kitchin is entitled to the following: (a) two times his annual base salary then in effect and the average of his annual bonuses for the two preceding fiscal years; (b) the vesting of any all restricted stock and options to purchase Company common stock; (c) certain welfare benefits for two years; (d) any other benefits Mr. Kitchin is entitled to be paid, provided or is otherwise eligible to receive under any plan, program, policy, contract or agreement. In the event Mr. Kitchin resigns or he terminates his employment for other than good reason, Mr. Kitchin is entitled to an amount equal to his base salary to the date of termination.

     The employment agreement provides that in the event the severance payments and other compensation provided for under the agreement become subject to the excess parachute payment excise tax under the Internal Revenue Code of 1986, as amended, the Company will pay to Mr. Kitchin an additional amount such that the net amount retained by Mr. Kitchin after deduction of the excise tax and any federal, state or local taxes will equal the total benefits or amounts Mr. Kitchin would otherwise be entitled to under the employment agreement. The employment agreement also provides that the Company will require any successor to all or substantially all of the business and/or assets of the Company to assume and perform the employment agreement in the same manner that the Company would be required to perform.

     The employment agreement provides that during the term of the agreement, neither Mr. Kitchin nor any entity in which he is an officer, employee, consultant or holder of ten percent or more of the issued and outstanding voting securities or equity interests may own, operate or manage any limited-service motel or hotel other than the Inns of the Company. Similarly, for a period of one year after the termination of Mr. Kitchin's employment with the Company, neither Mr. Kitchin nor any affiliated entity may own, operate or manage any limited-service motel or hotel which is located within a ten mile radius of any Company Inn.

Report on Executive Compensation

     The Compensation Committee met once during 2000. At that meeting the Compensation Committee approved the recommendations of Thomas W. Kitchin regarding stock option awards to executive officers and other key employees under the Jameson 1993 Stock Incentive Plan and recommended such awards to the Stock Plan Committee. All other decisions regarding the compensation of executive officers were in practice made by Mr. Kitchin, our Chief Executive Officer, Chairman of the Board and a director.

     This report is made by Dr. Robert D. Hisrich, Michael E. Lawrence and Thomas J. O'Haren who constituted the Compensation Committee during 2000.

Insider Participation in Compensation Decisions

     As noted above under "Report on Executive Compensation," Thomas W. Kitchin, our Chief Executive Officer, Chairman of the Board and a director made recommendations to the Compensation Committee regarding stock option awards to executives and other key employees under the 1993 Plan. All other decisions regarding the compensation of executive officers was determined in practice during 2000 by Mr. Kitchin.


Stockholder Return Performance Graph

     Our common stock was first registered under the Securities Exchange Act of 1934 and was listed for trading on the Nasdaq National Market on January 27, 1994. The following graph compares the percentage change in the cumulative total stockholder return on our common stock during the five year period which commenced December 31, 1995, and ended December 31, 2000, with the cumulative total return on the Nasdaq Market - U.S. Index and the Standard & Poors Hotel-Motel Index.

                              [PERFORMANCE GRAPH]


                                           Cumulative Total Return
                            ---------------------------------------------------
                             12/95    12/96    12/97    12/98    12/99    12/00

Jameson Inns, Inc.          100.00   162.70   154.32   128.52   116.03   109.32
Nasdaq Stock Market (U.S.)  100.00   123.04   150.69   212.51   394.94   237.68
S & P Lodging--Hotels       100.00   119.13   166.70   135.71   135.70   109.75

     * $100 INVESTED ON 12/31/95 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING DECEMBER 31.

     The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The Leases. All of our operating hotel properties or Inns are leased, and future Inns are expected to be leased, to Jameson Hospitality under several master leases from the various Jameson entities that hold legal title to the Inns. Jameson Hospitality is a limited liability company owned 100% by Thomas
W. Kitchin, our Chief Executive Officer, Chairman of the Board and director, and members of his family.

     The master leases covering our Jameson Inns (collectively, the "Jameson Lease") terminate December 31, 2010, subject to earlier termination upon the occurrence of certain events. The Jameson Lease provides for payment of base rent and, if required based on the formula set forth under the Jameson Lease, percentage rent. The Jameson Lease requires us to pay real and personal property taxes, general liability and casualty insurance premiums, the cost of maintaining structural elements, including underground utilities, and the cost of refurbishment of the Jameson Inns. Jameson Hospitality is required to pay liability insurance premiums, utility costs and all other costs and expenses incurred in the operation of the Jameson Inns. The Leases covering our Signature Inns (collectively, the "Signature Lease") are substantially the same as the Jameson Lease except for the term and the rental calculation. The Signature Lease expires December 31, 2012, subject to earlier termination upon the occurrence of certain events. In 2000, aggregate base rent charged to Jameson Hospitality by us under the all master leases totaled $28.9 million and aggregate percentage rent totaled $13.6 million.

     Turnkey Construction Contracts. All new Inns and expansions of existing Inns were constructed by Jameson Hospitality or by its predecessor companies.
It is anticipated that Jameson Hospitality will act as general contractor for new Inns we build as well as expansions of existing Jameson Inns. All Inns and Inn expansions are constructed by Jameson Hospitality on a turnkey basis pursuant to construction agreements with us. Jameson Hospitality also performs all of the construction work for renovations of existing Inns and constructed fitness centers for Jameson Inns constructed prior to their becoming a standard feature of new Jameson Inns. We paid Jameson Hospitality an aggregate of approximately $48.3 million for turnkey construction of new Inns, expansions and renovations during the year ended December 31, 2000. Under the construction agreements, if the contract price for a new Inn or group of Inns or an Inn expansion exceeds Jameson Hospitality's costs plus 10%, Jameson Hospitality is required to refund the excess amount to us. The contract price as well as the other terms of each construction agreement submitted by Jameson Hospitality are subject to approval by our independent directors.

     Cost Reimbursement Agreement. Our officers and employees are also employees of Jameson Hospitality. Rather than duplicate payroll and certain other administrative functions, we have entered into and are a party to a Cost Reimbursement Agreement with Jameson Hospitality which provides that the we will reimburse Jameson Hospitality, on an actual cost basis, for the employee compensation and overhead costs attributable to us. Our officers and employees receive their salaries, hourly wages and fringe benefits entirely from Jameson Hospitality, which also pays our office overhead and other general and administrative costs. Under the Cost Reimbursement Agreement, we determine for each officer and employee the amount that we would pay in salary and benefits if such person devoted 100% of his or her time to our business. Jameson Hospitality then determines, subject to our review, the actual percentage of the person's time devoted to our business and applies that percentage to our established compensation amount. The resulting figure is the amount we reimburse Jameson Hospitality with respect to officer or employee compensation. Office overhead and other general and administrative costs are also allocated to and borne by us based primarily on the amount of time spent by these officers and employees on our business. In 2000, these allocations of salary, office overhead and other general and administrative costs to us totaled approximately $563,825.


                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 2002 annual meeting and to be included in our proxy statement must be received in writing and addressed to Steven A. Curlee, Secretary, Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604, no later than January 25, 2002.

     However, a stockholder who otherwise intends to present business at the 2002 annual meeting of stockholders, including nominations of persons to our Board of Directors, must also comply with the requirements set forth in our bylaws. The bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for our Board of Directors, a stockholder must give written notice that complies with the bylaws to the Secretary not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Thus, a notice of a stockholder proposal or nomination for the 2002 annual meeting of stockholders, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will be untimely if given before April 1, 2002 or after May 1, 2002. As to any such proposals of which notice is timely received, the proxies named in management's proxy for that meeting may exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934, as amended. If for some reason a proposal is not timely received but is still presented at the meeting, the person named in management's proxy will be entitled to exercise their discretionary authority in voting on the proposal.

     We carefully consider all proposals and suggestions of stockholders. If a proposal is clearly in the best interest of the Company and our stockholders, we will implement it without including it in the proxy statement, unless stockholder vote is required by law.


                                 OTHER MATTERS

     The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy

     You can obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2000 at no charge by writing to us at Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1604.


                                    By Order of the Board of Directors,

                                    /s/ Steven A. Curlee
                                    ---------------------------------
                                    Steven A. Curlee, Secretary

                                                                    Attachment I

                               JAMESON INNS, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS


     Purpose. The Audit Committee is appointed by the Board to assist the Board in monitoring (a) the integrity of the financial statements of the Company, and
(b) the independence and performance of the Company's auditor.

     Composition and Independence. There shall be not less than three (3) members of the Audit Committee. The members of the Audit Committee shall meet the independence, experience and financial literacy requirements of The Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

     Authority. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     Reports.  The Audit Committee shall make regular reports to the Board.

     Functions. The Audit Committee shall perform the following functions. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q. The Chairman of the Audit Committee may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.

     5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditor, if any, or management.

     7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     8.   Approve the fees to be paid to the independent auditor.

     9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (Audit Requirements) relating to detection and reporting of illegal acts has not been implicated.

     13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     16. Review with the Company's counsel legal matters that may have a material impact on the financial statements.

     17. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

     18. Review material related party transactions between the Company and its, officers, directors and key employees and any of their affiliates.

     Limitation on Duties and Responsibilities. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                     PROXY

                              JAMESON INNS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Jameson Inns, Inc. (the "Company") to be held at Lakeview Pavilion, 7000 Holiday Road, Lake Lanier Islands, Georgia 35018, on Saturday, June 30, 2001, at 11:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below:

1.   Election of Directors.

     a. [_] FOR the following nominee (except as marked to the contrary below) for term expiring in 2004: Michael E. Lawrence

     b. [_] WITHHOLD AUTHORITY to vote for the nominee above.



               (Continued and to be signed on the reverse side)

                                       (Continued from other side)

2. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for 2001.

                                 [_] FOR    [_] AGAINST    [_] ABSTAIN


     This Proxy will be voted as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the nominees for director and FOR proposal number 2 above. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgment.

     PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                              Dated: _____________________, 2001


                                              __________________________________
                                              Signature(s)


                                              __________________________________
                                              Signature(s)

IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.